                                                  Exhibit 11
                                                  ----------


                            CONRAIL INC.
                            -----------
                  EARNINGS PER SHARE COMPUTATIONS
                  -------------------------------
                  ($ In Millions Except Per Share)



                                         Quarters Ended   Six Months Ended
                                            June 30,         June 30,
                                         --------------   ----------------
                                          1994     1993      1994    1993
                                          ----     ----      ----    ----
Primary
- -------
Income before the cumulative effect
of changes in accounting principles (1)   $101      $85       $69    $131

Dividends declared on Series A
ESOP convertible junior preferred
stock (ESOP Stock), net of
tax benefits                                (3)      (3)       (6)     (7)
                                          ----      ---       ---    ----
                                            98       82        63     124

Charges relative to the cumulative
effect of changes in accounting
principles (1)                                                        (74)
                                          ----      ---       ---    ----
Adjusted net income                       $ 98      $82       $63    $ 50
                                          ====      ===       ===    ====

Fully Diluted
- -------------
Income before the cumulative effect
of changes in accounting principles (1)    101       85        69     131

Nondiscretionary adjustment (2)             (2)      (2)       (4)     (4)
                                          ----      ---       ---    ----
                                            99       83        65     127
Charges relative to the cumulative
effect of changes in accounting
principles (1)                                                        (74)
                                          ----      ---       ---    ----
Adjusted net income                       $ 99      $83       $65    $ 53
                                          ====      ===       ===    ====






                            Page 1 of 3

                                                              Exhibit 11
                                                              ----------


                              CONRAIL INC.
                              -----------
                    EARNINGS PER SHARE COMPUTATIONS
                    -------------------------------
                    ($ In Millions Except Per Share)



                                       Quarters Ended       Six Months Ended
                                          June 30,               June 30,
                                   ---------------------  ---------------------
                                      1994       1993        1994       1993
                                   ---------- ----------  ---------- ----------
Weighted average number of shares
 Primary
  Weighted average number of
  common shares outstanding        79,005,858 79,728,103  79,306,171 79,800,724

  Effect of shares issuable
  under stock option plans            625,930  1,001,751     726,475  1,054,546
                                   ---------- ----------  ---------- ----------
                                   79,631,788 80,729,854  80,032,646 80,855,270
                                   ========== ==========  ========== ==========


 Fully diluted
  Weighted average number of
  common shares outstanding        79,005,858 79,728,103  79,306,171 79,800,724

  ESOP Stock                        9,915,237  9,957,004   9,929,331  9,958,757

  Effect of shares issuable
  under stock option plans            625,930  1,001,751     726,475  1,054,546
                                   ---------- ----------  ---------- ----------
                                   89,547,025 90,686,858  89,961,977 90,814,027
                                   ========== ==========  ========== ==========

Income (loss) per common share
 Before the cumulative effect of
  changes in accounting principles
   Primary                              $1.24      $1.01        $.79      $1.53
   Fully diluted                         1.12        .92         .74       1.40

 Cumulative effect of changes in
  accounting principles
   Primary                                                                 (.91)
   Fully diluted                                                           (.81)

 Net income
   Primary                              $1.24      $1.01        $.79      $ .62
   Fully diluted                         1.12        .92         .74        .59






                                                        Exhibit 11
                                                        ----------

                             CONRAIL INC.
                             -----------
                    EARNINGS PER SHARE COMPUTATIONS
                    -------------------------------
                    ($ In Millions Except Per Share)




 Notes:  1.  Conrail adopted Statement of Financial Accounting
             Standards No. 106 ("Employers' Accounting for Postretirement Benefits Other Than Pensions") and Statement of Financial Accounting Standards No. 109 ("Accounting for Income Taxes") effective January 1, 1993. As a result, Conrail recorded cumulative after tax charges of $22 million and $52 million, respectively.

         2. Represents the increase, net of income tax benefits, in ESOP-related expenses assuming conversion of all ESOP stock to common stock.






















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